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                                                                    EXHIBIT 4.3


                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is dated as of November 12, 1997, and is by and between FWT, Inc., a Texas corporation (the "COMPANY"), and the shareholders thereof listed on Exhibit A hereto (individually, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").


                             PRELIMINARY STATEMENT

         This Agreement is being made in connection with that certain Stock Purchase and Redemption Agreement of even date herewith, by and among the Company, and the Shareholders.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                             STATEMENT OF AGREEMENT

                                   ARTICLE I
                                  DEFINITIONS

         Unless the context otherwise requires, the terms defined in this
Article I shall have the meanings herein specified for all purposes of this Agreement. All other capitalized terms shall have the meanings assigned to them in the various other provisions of this Agreement.

                  "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition of "Affiliate," "CONTROL" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting power of at least ten percent (10%) or more of the outstanding shares of voting securities of a Person, or (ii) to direct or cause the direction of the management and policies of a Person by ownership of voting securities, general partnership interests, or otherwise.

                  "AGREEMENT" shall mean this Registration Rights Agreement, including all schedules and exhibits hereto, as the Agreement may be from time to time amended, modified or supplemented.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.



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                  "HOLDER" of any security shall mean the record owner of such security.

                  "HOLDER OF REGISTRABLE SECURITIES" shall mean the Person at the time of such determination, who owns Registrable Securities or a transferee of such Registrable Securities who is entitled to registration rights hereunder in accordance with the provisions of Section 2.6 hereof.

                  "PERSON" shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

                  "REGISTRABLE SECURITIES" shall mean the shares of Common Stock held by the Shareholders.

                  "SECURITIES ACT" shall mean the Securities Act of 1933 or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement relating to such securities has been declared effective and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) they have been transferred other than as permitted under Section 2.6 hereof.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                              REGISTRATION RIGHTS

         2.1      Incidental Registration.

                  (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account other than pursuant to a registration statement on Form S-4 or S-8 or under a dividend reinvestment program or stockholder investment program pursuant to a registration statement on Form S-3, or in an offering where the principal securities offered are debt securities, it will each such time, at least 30 days prior to filing the registration statement, give written notice to the Holders of Registrable Securities of its intention to do so. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by each such Holder), the Company will, in accordance with the limitations below, use best efforts to include in the registration under the Securities Act of all Registrable



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         Securities which the Company has been so requested to register by such
         Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered ("INCIDENTAL
         REGISTRATION"), provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines, based on advice of counsel and/or its financial advisors, that registration of the Company's securities would be imprudent at such time, the Company may, at its election, give written notice of such determination to the Holders of Registrable Securities and thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 2.1(a), for the same period as the delay in registering such other securities.

                  (b) Priority in Incidental Registrations. In the event any Incidental Registration is underwritten, if the managing underwriter advises the Company in writing that in its opinion no securities other than those offered by the Company can be sold, then none of the Shareholders shall be entitled to participate in such offerings. In the event that the managing underwriter advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number which can be sold in an underwritten public offering, the Company will include in such registration: (i) first, any securities requested to be included by and for the account of the Company; (ii) second, any Registrable Securities pro rata based on the number of shares owned by the holders thereof; and (iii) third, any other securities requested to be included by persons to whom the Company has granted registration rights in accordance with this Agreement, pro rata based on the number of shares owned by the holders of such other securities.

         2.2 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section
    2.1 hereof, the Company will, subject to the limitations provided herein, as expeditiously as possible:

                  (a) prepare and (as soon thereafter as practicable file with the Commission), the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided that, to the extent that a request for registration is made within 30 days before the end of the Company's fiscal year, the Company may, after consultations with Holders of Registrable Securities conducted in good faith, delay such filing until the earlier of (a) 90 days after the end of the Company's fiscal year or (b) the completion of the annual audit of the Company's financial statements by its independent public accountants;


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                  (b) prepare and file with the Commission such amendments and supplements to such registration statement, and the prospectus used in connection therewith, as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not in any event be required to keep the registration statement effective for a period of more than 180 days after such registration statement becomes effective;

                  (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such seller may reasonably request;

                  (d) register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that the Company shall not in any event be required to keep such registration or qualification in effect for a period of more than 180 days after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.2 be obligated to be so qualified;

                  (e) furnish to each seller of Registrable Securities a copy or, upon request, a signed counterpart of:

                           (i) an opinion of counsel for the Company, dated the
                  effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                           (ii) in the event the registration to be effected is
                  underwritten, a "comfort" letter (provided one can be obtained by use of the Company's best efforts), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement,



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covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                  (f) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

                  (g) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any shares of the Common Stock is then listed.

                  It shall be a condition precedent to the obligations of the Company to take any action with respect to registering a Holder's Registrable Securities pursuant to this Article II that such Holder of Registrable Securities as to which any registration is being effected furnish in writing to the Company such information regarding such seller, the Registrable Securities and other securities of the Company held by such seller, and the distribution of such securities and such other information as the Company may from time to time reasonably request in writing.

                  Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in
         Section 2.2(f), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities.

         2.3 Holdback Agreements. Each Holder of Registrable Securities agrees not to effect any public sale or public distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 days after the effective date of an underwritten Incidental Registration in which Registrable Securities are included (except as part of such


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    underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 days after the effective date of any underwritten Incidental Registration or during the 60-day period beginning on the effective date of any non-underwritten Incidental Registration (except as part of such underwritten registration or pursuant to registrations on Forms S-4, S-8 or any successor forms), unless the underwriters, managing the registered public offering otherwise agree (or, with respect to a non-underwritten offering, unless the Holder of Registrable Securities otherwise agrees) or unless all of the Registrable Securities registered under the registration statement for Incidental Registration, as the case may be, have been sold.

         2.4      Indemnification.

                  (a) Indemnification by the Company. In the event any Registrable Securities are included in a registration statement under this
    Article II, to the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof, and provided further that the Company shall not be liable to any Person, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at



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         or prior to the written confirmation of the sale of Registrable
         Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                  (b) Indemnification by the Holders of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.1, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 2.4(a) each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that such prospective seller shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any underwriter, the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 2.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to


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         assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Indemnification Payments. The indemnification required by this Section 2.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (e) Contribution. If the indemnification provided for in this
         Section 2.4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
         Section 2.4(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 2.4, the indemnifying parties shall indemnify each indemnified party to the full extent provided herein without regard to the




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    relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.4(e).

         2.5 Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         2.6 Transfer of Registrable Securities. The registration rights granted the Holders of Registrable Securities under this Agreement may not be transferred without the prior written consent of the Company, except to permitted transferees under the Shareholders' Agreement of even date herewith.

         2.7 Rule 144. After the date the Company has equity securities registered pursuant to Section 12 of the Exchange Act, the Company covenants that it will take such action including, but not limited to, the filing of reports required to be filed by it under the Securities Act and the Exchange Act, as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be in writing, or any similar successor rule or regulation. Further, the Company agrees to use its best efforts to facilitate and expedite transfers of the Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Securities.

         2.8      Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all reasonable fees and disbursements of one counsel (whether constituting one or more individuals) for the participating Holders of Registrable Securities (selected by the Holders of a majority of such Registrable Securities), and all independent certified public accountants, underwriters (excluding discounts and commissions), and other persons retained by the Company including, without limitation, the underwriters retained for an underwritten Incidental Registration (all such expenses being herein referred to as "REGISTRATION EXPENSES"), will be borne by the Company.

                  (b) Underwriters' discounts and commissions will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         2.9 Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving


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    corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the purchasers would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 2.9 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all shareholders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.



                                  ARTICLE III
                                 MISCELLANEOUS

         3.1 Waivers and Amendments. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of each of the parties hereto affected by such amendment, modification or supplement.

         3.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the addresses listed on Exhibit A or at such other addresses as shall be specified by the parties by like notice. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         3.3 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

         3.4 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.



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         3.5 Arbitration and Choice of Law.

                  (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the rules or principles of conflicts of law (rules or principles of private international law) thereof.

                  (b) Rules Governing Disputes. The parties hereto shall seek to resolve all disputes arising from or related to this Agreement amicably. In the event the parties hereto cannot resolve such disputes, the Company, or Shareholders may request arbitration of any dispute arising from or related to this Agreement, by delivery or written notice to the other parties hereto. Such disputes shall be submitted to final and binding arbitration before a Board of Arbitration in accordance with the International Arbitration Rules of the American Arbitration Association.

                  (c) Board of Arbitration. The Board of Arbitration shall consist of three (3) arbitrators. If the First Closing does not occur, the Purchasers shall appoint one arbitrator and the Company shall appoint one arbitrator. If the First Closing does occur, the Purchasers shall appoint one arbitrator and the Original Shareholders shall appoint one arbitrator. The two (2) arbitrators thus appointed shall appoint the third (3rd) arbitrator. If a party hereto fails to appoint its arbitrator within thirty
    (30) days of the receipt of written request from a party for arbitration, such arbitrator shall be appointed by the President of the American Arbitration Association. If the two arbitrators thus appointed fail to agree on the appointment of the third arbitrator within thirty (30) days of the appointment of the other arbitrators and if the parties subject to the dispute do not otherwise agree on the appointment of the third arbitrator, the President of the American Arbitration Association shall appoint the third arbitrator. The third arbitrator shall be the presiding arbitrator on the Board of Arbitration.

                  (d) Procedures for Arbitration. The arbitration shall be conducted in the English language in Dallas, Texas under the auspices of the American Arbitration Association. The Board of Arbitration shall decide by majority vote on points of substance, law and otherwise; provided, however, that in the event a majority vote cannot be reached, the third arbitrator shall make the final decision. All decisions of the Board of Arbitration shall be rendered in the English language and shall be final and binding on the parties and may be entered against them in a court of competent jurisdiction. The Board of Arbitration shall determine the costs of arbitration in its award, and such costs shall be allocated between the parties as determined by the Board of Arbitration.

         3.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         3.7 Termination. This Agreement shall terminate at such time as no Registrable Securities are outstanding.

         3.8 Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.



                        REGISTRATION RIGHTS AGREEMENT
                            SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                           -----------------------------------
                                           Roy J. Moore


                                           -----------------------------------
                                           Thomas F. "Fred" Moore


                                           -----------------------------------
                                           Carl R. Moore


                                           FWT, INC.


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           FWT ACQUISITION, INC.



                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                   EXHIBIT A

                      SHAREHOLDERS PARTY TO THIS AGREEMENT

         Roy J. Moore:

         Orchid Court
         Arlington, Texas 76016
         Phone: (817) 561-0151



         Thomas F. "Fred" Moore:

         Bay Club Drive
         Arlington, Texas 76013
         Phone: (817) 457-1579



         Carl R. Moore:

         Flower Garden
         Arlington, Texas 76016
         Phone: (817) 483-6061



         FWT, Acquisition, Inc.:

         Madison Avenue
         10th Floor
         New York, NY 10022
         Attn: Edward W. Scott
         Phone: (212) 605-0577
         Fax: (212) 486-6686